Exhibit 99.1

News Release

Investor Contact:

Scott Morris

+1 859.519.3622

smorris@rhinolp.com

RHINO RESOURCE PARTNERS LP ANNOUNCES

THIRD QUARTER DISTRIBUTION, EARNINGS RELEASE DATE AND

APPOINTMENT OF CHIEF EXECUTIVE OFFICER

LEXINGTON, KY (October 21, 2013) — Rhino Resource Partners LP (NYSE: RNO) (“Rhino” or the “Partnership”) today announced a cash distribution of $0.445 per common unit, or $1.78 per unit on an annualized basis.  This distribution will be paid on November 14, 2013 to all common unitholders of record as of the close of business on November 1, 2013 and no distribution will be paid on the subordinated units.

Rhino today also announced that it plans to release its 2013 third quarter financial results on Thursday, October 31, 2013, before the market opens.  In connection with the earnings release, Rhino will host a conference call and webcast for investors and analysts to discuss its results for the quarter on Thursday, October 31, 2013, at 11:00 am (ET).

Participants should call 866-510-0712 (United States/Canada) or 617-597-5380 (International) and utilize the confirmation code 82873319. A telephonic replay will be available for anyone unable to participate in the live call. To access the replay, call 888-286-8010 (United States/Canada) or 617-801-6888 (International) and enter confirmation code 66872119. The recording will be available from 12:00 pm (ET) on Thursday, October 31, 2013 through Thursday, November 7, 2013 at 11:59 p.m. (ET). A live broadcast of the earnings conference call will also be available via the Internet at www.rhinolp.com under ‘Investor Relations’. The webcast will be archived on the site for one year.

In addition, Rhino is pleased to announce today that Christopher I. Walton has been appointed President and Chief Executive Officer (“CEO”) of Rhino GP LLC, the general partner of the Partnership.  Rhino GP LLC has also finalized an employment agreement with David G. Zatezalo, where Mr. Zatezalo has assumed the role of Chairman of the Board of Directors of Rhino GP LLC and will continue his employment with the Partnership in a role that requires a reduced time commitment.  Mark Zand, former Chairman, will remain a director of Rhino GP LLC.

Mark Zand commented “We are excited about the appointment of Chris as CEO and we are confident that Chris’ knowledge, expertise and leadership will continue to successfully guide Rhino’s operations, including the development of the new Pennyrile mine in western Kentucky.  While his workload will be diminished, we also look forward to Dave’s continued involvement at Rhino.  In addition to the operational experience he brings, Dave will be able to increase his focus on Rhino’s diversification efforts, including the ongoing development of the Utica Shale oil and gas property.”

Chris Walton commented “I look forward to building Rhino into an even stronger diversified energy company.  Our people, which are our number one asset, are safety oriented with knowledgeable managers and a dedicated workforce.  By utilizing the expertise of our people during this current difficult coal market, along with the development of the Pennyrile mine and anticipated cash flows from our Utica Shale oil and gas investment, we expect to create substantial value for Rhino.”

Dave Zatezalo commented, “I am proud of the outstanding safety and operating record that Rhino has established during my tenure and I am confident that Chris will continue to advance Rhino’s safety and operational performance.  I also look forward to my new role as Chairman as we continue to grow the Partnership.”

This press release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Rhino’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business.  Accordingly, Rhino’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

About Rhino Resource Partners LP

Rhino Resource Partners LP is a growth-oriented limited partnership.  Rhino produces metallurgical and steam coal in a variety of basins throughout the United States, it leases coal through its Elk Horn subsidiary, and it owns oil and gas acreage in the Utica and Cana Woodford plays.

About Wexford Capital LP

Rhino’s general partner, Rhino GP LLC, is an affiliate of Wexford Capital LP (“Wexford”).  Wexford is an SEC registered investment advisor with over $4.1 billion of assets under management.  Wexford has particular expertise in the energy/natural resources sector with actively managed investments in coal, oil and gas exploration and production, energy services and related sectors.  Through Wexford’s extensive portfolio of energy, resource and related investments, it sees a broad flow of potential new investment opportunities, many of which could be suitable for Rhino.  Although Wexford has no obligation to provide such investment opportunities to Rhino, it has made available several of these investments to Rhino and expects to be in a position to continue to selectively source and underwrite for Rhino new coal, energy and related investment opportunities.

Additional information regarding Rhino and Wexford is available on their respective web sites — RhinoLP.com and Wexford.com.

Forward Looking Statements

Except for historical information, statements made in this press release are “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Rhino expects, believes or anticipates will or may occur in the future are forward-looking statements.  These forward-looking statements are based on Rhino’s current expectations and beliefs concerning future developments and their potential effect on Rhino’s business, operating results, financial condition and similar matters.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting Rhino will turn out as Rhino anticipates.  Whether actual results and developments in the future will conform to expectations is subject to significant risks, uncertainties and assumptions, many of which are beyond Rhino’s control or ability to predict. Therefore, actual results and developments could materially differ from Rhino’s historical experience, present expectations and what is expressed, implied or forecast in these forward-looking statements.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: decline in coal prices, which depend upon several factors such as the supply of domestic and foreign coal, the demand for domestic and foreign coal, governmental regulations, price and availability of alternative fuels for electricity generation and prevailing economic conditions; increased competition in global coal markets and declines in demand for coal; current and future environmental laws and regulations which could materially increase operating costs or limit Rhino’s ability to produce and sell coal; extensive government regulation of mine operations, especially with respect to mine safety and health, which imposes significant actual and potential costs; difficulties in obtaining and/or renewing permits necessary for operations; a variety of operating risks, such as unfavorable geologic conditions, natural disasters, mining and processing equipment unavailability, failures and unexpected maintenance problems and accidents, including fire and explosions from methane; fluctuations in transportation costs or disruptions in transportation services could increase competition or impair Rhino’s ability to supply coal; a shortage of skilled labor; increases in raw material costs, such as steel, diesel fuel and explosives; Rhino’s ability to acquire replacement coal reserves that are economically recoverable; inaccuracies in Rhino’s estimates of coal reserves and non-reserve coal deposits; existing and future laws and regulations regulating the emission of sulfur dioxide and other compounds could affect coal consumers and as a result reduce demand for coal; federal and state laws restricting the emissions of greenhouse gases; Rhino’s ability to acquire or failure to maintain, obtain or renew surety bonds used to secure obligations to reclaim mined property; Rhino’s dependence on a few customers and its ability to find and retain customers under favorable supply contracts; changes in consumption patterns by utilities away from the use of coal, such as resulting from low natural gas prices; disruption in supplies of coal produced by contractors operating Rhino’s mines; defects in title in properties that Rhino owns or losses of any of Rhino’s leasehold interests; increased labor costs or work stoppages; the ability to retain and attract senior management and other key personnel; and assumptions underlying reclamation and mine closure obligations are materially inaccurate.

In addition to the foregoing, Rhino’s business, financial condition, results of operations and cash available for distribution could be adversely affected by factors relating to, or resulting from, the Elk Horn acquisition. Such factors would include the failure to realize the anticipated benefits of the Elk Horn acquisition; a material change in Elk Horn management’s estimated coal reserves and non-reserve coal deposits; exposure of the lessees’ mining operations to the same risks and uncertainties that Rhino faces as a mine operator; ability of the lessees to effectively manage their operations on the leased properties; ability of the lessees to satisfy customer contracts with coal from properties other than Elk Horn’s properties; and incorrect reporting of royalty revenue by lessees.

Other factors that could cause Rhino’s actual results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  Rhino undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, unless required by law.

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